UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

June 26, 2007

Date of report (date of earliest event reported)

VICORP RESTAURANTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

333-117263	84-0511072
(Commission File Number)	(IRS Employer Identification No.)

400 West 48th Avenue, Denver, Colorado 80216

(Address of Principal Executive Offices)  (Zip Code)

(303) 296-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the terms of the Management Agreements dated June 13, 2003 and March 3, 2004 (the “Management Agreements”) between VI Acquisition Corporation (“the Parent”) and Ms. Debra Koenig, the Company has the right, but not the obligation, to repurchase all or any part of Ms. Debra Koenig Common Stock and Preferred Stock.

As a result of Ms. Koenig’s resignation on March 5, 2007, the Parent of the registrant elected to repurchase the equity securities of the Parent held by Ms. Koenig.  The Parent issued a subordinated promissory note in the principal amount of $1,203,575 to repurchase the equity securities held by Ms. Koenig.  The closing date for the purchase was June 22, 2007

A copy of the subordinated promissory note is attached to this Current Report on Form 8-K as Exhibit 10.36, as well as the repurchase of securities letter agreement as Exhibit 10.37.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Exhibit

10.36	Subordinated Promissory Note

10.37	Repurchase of Securities Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICORP RESTAURANTS, INC.

Date: June 26, 2007	By:	/s/Anthony Carroll

Anthony Carroll
Chief Financial Officer and Chief Administrative Officer

(Principal Financial and Accounting Officer)